PDI CONTACT:	INVESTOR CONTACT:
Amy Lombardi	Melody Carey
PDI, Inc.	Rx Communications Group, LLC
(862) 207-7866	(917) 322-2571
Alombardi@pdi-inc.com, www.pdi-inc.com	Mcarey@RxIR.com

PDI Reports 2011 First Quarter Financial Results

Management to Host Conference Call Tomorrow,
May 4, 2011 at 8:30AM ET

Parsippany, N.J., May 3, 2011 – PDI, Inc. (Nasdaq: PDII), today reported financial and operational results for the first quarter ended March 31, 2011. Summary financial and operating highlights include:

•	First quarter 2011 revenue of $46.1 million rose 48% vs. first quarter of 2010
•	Reported first quarter 2011 operating loss from continuing operations of $1.5 million; Without impact of Group DCA acquisition, earned $1.0 million operating income
•	Reported positive cash flow from operations of $1.8 million in first quarter 2011
•
Launched new clinical educator division, EngageCE and signed exclusive partnership with QForma, a leading provider of advanced analytics and predictive modeling technologies for the health sciences industry

•	Group DCA expanded reach with launch of eDetailing across Apple(R)(1) and Android(TM)(2) mobile devices

Condensed Summary Statement of Continuing Operations

	1st Quarter Ended
	March 31,*
$'s in millions except EPS	2011	2010

Revenue, net	$46.1	$31.1

Gross profit	$9.0	$6.5

Operating expenses:
Compensation expense	6.0	4.4
Other SG&A	4.5	3.6
Total operating expenses	10.5	8.0

Operating loss	$(1.5)	$(1.5)

Other (expense) income, net	(0.1)	0.1
(Benefit) provision for income tax	(1.0)	0.1
Loss from continuing operations	$(0.5)	$(1.5)
Diluted loss from continuing
operations per share	$(0.04)	$(0.11)
*Unaudited

CEO Comments

“We are pleased with our results for the first quarter of 2011, as we continue to build upon the solid success we achieved during 2010," said Nancy Lurker, PDI's Chief Executive Officer. "Notably, when excluding the impact of Group DCA, PDI earned $1.0 million in operating income, our third consecutive profitable quarter for Legacy PDI. Consolidated revenues for the first quarter improved by 48%, driven primarily by new business wins in our Sales Services segment.

“Since the close of the first quarter we won and signed a new 12 month contract with a Top 5 global pharmaceutical company with an annual revenue value of $9 million. This contract should add approximately $6 million of revenue to 2011, mostly in the second half of the year. Earlier this month, we announced the extension of an existing contract with another Top 5 global pharmaceutical company.  However, we have just been advised that as a result of events internal to this pharmaceutical company that this contract will now end in mid June resulting in a reduction of estimated 2011 revenue of approximately $17 million, mostly in the second half of the year. Given our current pipeline and level of market activity, we remain confident that we will win additional new contracts in the near term.

“Moving forward, in addition to the expansion of our core business including Group DCA, we are optimistic about the prospects for our clinical educator division, EngageCE. In particular, as the growth of biologics and specialty pharmaceuticals continues, we expect to see a concomitant rise in the need for more sophisticated and value-based discussions with physicians’ offices, and therefore, for the types of services offered by EngageCE.”

Ms. Lurker continued, “Factors affecting the pharmaceutical industry have remained constant, including patent expirations, reduced physician access and margin pressures – all of which serve to increase demand for the types of services that PDI provides. With our best-in-class CSO solutions and the addition of Group DCA, we believe PDI’s value proposition is strong and our competitive position solid.”

Non-GAAP Measures

The summary of financial and operating highlights above, as well as certain discussions below, contains certain non-GAAP financial measures that, together with applicable GAAP financial measures, we utilize to evaluate the results of our performance.  These non-GAAP financial measures are related to the impact of the Group DCA acquisition. Refer to the table below that reconciles these non-GAAP financial measures to the applicable GAAP financial measures.

Business Review – Continuing Operations

Group DCA - On November 3, 2010, PDI acquired 100% of the membership interest in Group DCA, LLC (Group DCA) for approximately $23.9 million plus potential future payments based on the achievement of specified revenue and gross profit targets through 2012. Acquisition accounting rules required the Group DCA assets acquired and liabilities assumed to be recorded at their fair value as of the acquisition date. Acquisition accounting is having, and will continue to have, a significant impact on reported results as discussed in the Group DCA Accounting Impacts section below. The company is presenting the following consolidating reconciliation to clearly identify the impact of Group DCA on the results of PDI’s continuing operations for the first quarter of 2011.

Reconciliation of Condensed Consolidating Summary of Continuing Operations*
For the Quarter Ended March 31, 2011

$'s in millions	Legacy	Total	Cons.
	PDI**	Group DCA	PDI***

Revenue, net	$44.3	$1.8	$46.1

Gross Profit	9.7	(0.7)	9.0

Total Operating Expenses	8.6	1.9	10.5

Operating Income (Loss)	$1.0	$(2.5)	$(1.5)

* Summary reconciles Legacy PDI & Group DCA to GAAP (Unaudited)
** Legacy PDI excludes Group DCA
*** Consolidated PDI on a GAAP basis

Revenue- For the first quarter of 2011, revenue of $46.1 million was 48% higher than the first quarter of 2010. The overall increase is the result of significantly higher Sales Services revenue and higher Marketing Services revenue.

➢
Sales Services segment revenue for the first quarter of 2011 of $42.4 million was 50% higher than the first quarter of 2010. This increase in revenue was due to the carryover of 2010 new business wins, contracts renewals and expansions of existing contracts through the first quarter of 2011.

➢
Marketing Services segment revenue for the first quarter of 2011 of $3.7 million was 33% higher than the first quarter of 2010 due to $1.8 million of Group DCA revenue recorded, partially offset by a decrease in Pharmakon revenue as a result of fewer projects being won and executed.

Gross Profit- For the first quarter of 2011, gross profit of $9.0 million was 39% higher than the first quarter of 2010. This overall increase was driven by Sales Services and partially offset by the decrease in Marketing Services.

➢	Sales Services segment gross profit for the first quarter of 2011 of $8.8 million was 60% higher than the first quarter of 2010. This increase was primarily the result of higher revenue.

➢
Marketing Services segment gross profit for the first quarter of 2011 of $0.2 million was down compared to 2010 as a result of lower Pharmakon revenue and the inclusion of Group DCA’s negative $0.7 million gross margin. Group DCA’s negative gross margin is primarily the result of the impact of acquisition accounting which eliminated the overwhelming majority of deferred revenue on the acquisition date.

Total Operating Expenses- For the first quarter of 2011, total operating expenses were $10.5 million, $2.5 million higher than the first quarter of 2010.

In 2011, total operating expenses include Group DCA operating expenses of $1.9 million, including $0.2 million of amortization of purchased intangibles. Excluding the Group DCA operating expenses, all other total operating expenses for the first quarter of 2011 were $8.6 million compared to $8.0 million for the first quarter of 2010. As the company expected and has previously announced, 2011 expenses were higher as infrastructure was added to support business growth from the prior year.

Operating Income/Loss- For the first quarter of 2011 the reported operating loss from continuing operations was $1.5 million, essentially flat compared to the first quarter of 2010. As reflected on the reconciliation of consolidating summary of continuing operations table above, the 2011 first quarter operating loss is comprised of $1.0 million of operating profit from Legacy PDI and $2.5 million of operating loss from Group DCA.

Liquidity and Cash Flow- Cash and cash equivalents as of March 31, 2011 were $64.3 million, up $1.6 million from year end.

➢	The company had positive net cash provided by operations of $1.8 million for the first quarter of 2011. This represents the sixth consecutive quarter that the company has been cash flow positive.

➢	As of March 31, 2011, the company’s cash equivalents were predominantly invested in U.S. Treasury money market funds and the company had no commercial debt.

Group DCA Accounting Impacts– The company has previously outlined the impact that acquisition accounting related items could have on the operating results as a result of the Group DCA acquisition in November 2010. The following is an updated summary of how accounting related to the Group DCA acquisition is impacting and will continue to impact reported results.

➢
On the purchase date, Group DCA had approximately $13 million of deferred revenue on its historical GAAP basis closing balance sheet. Had Group DCA not been purchased, that amount would be recorded as revenue by Group DCA as projects were completed through the remainder of 2010 and 2011. However, as required by the rules of acquisition accounting, a large part of the approximately $13 million of deferred revenue at the date of the acquisition did not carry over to PDI after the acquisition. In fact, approximately $10 million of the deferred revenue was eliminated by acquisition accounting, leaving only $3 million carrying over as revenue to PDI. The majority of the impact will be reflected over the full year of 2011.

➢
Revenue recognition rules, as modified by new rules that became effective as of January 1, 2011 and applied to Group DCA, are delaying the start of recording revenue from the date a project is initiated and stretching out the total revenue recognition process. The near-term impact on reported revenue from contracts signed and initiated in 2011 was that  no revenue was recorded in the first quarter of 2011 and very little will be recorded in the second quarter of 2011, as the flow of revenue recognition builds by quarter. This accounting, in and of itself, would not be an issue if deferred revenue from 2010 carried over in full; however, because it did not, the first quarter 2011 revenue does not and the second quarter 2011 revenue will not reflect the amount of business being signed or the normal carryover of deferred revenue at the time of acquisition, making reported revenue much lower than it would be on a normal going-forward basis.

➢
Acquisition accounting requires ongoing amortization of finite lived intangibles acquired and valued for accounting purposes as of the date of the acquisition. These include the acquired proprietary technology and the extensive health care provider database. Amortization of these intangibles will result in annual charges of approximately $0.9 million.

➢
While not impacting first quarter 2011 results, the accounting for potential earn out payments is influenced by acquisition accounting. Up to $5.0 million of the initial potential $30.0 million of earn out payments must be charged against earnings as they are earned over 2011 and 2012. However, in determining the amount that was recorded in the initial purchase price, acquisition accounting required the company to estimate the fair value for the remainder of the $25.0 million of potential earn out payments which were determined by estimating the present value of earn out payments the company estimated would be probable on a weighted risk-adjusted basis. The amount the company recorded as the fair value of these estimated earn out payments was $1.6 million which is considered part of the initial purchase price for accounting purposes. Going forward, the difference between what the company estimated as part of the initial purchase price and the company's  updated estimates of what it actually expect to pay in 2012 and 2013 will be adjusted through the statement of operations. This will result in a charge if the amount the company expects to pay is higher than its original estimates or a gain if the amounts it expects to pay are lower than its original estimates. During the first quarter of 2011, there was no change to the initial assumptions used to determine the fair value of the potential earn out payments and therefore no financial impact.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, PDI has provided certain non-GAAP financial measures to help evaluate the results of our performance. These non-GAAP financial measures are related to the impact of the Group DCA acquisition. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. A table included with this press release includes a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

Conference Call

As previously announced, PDI will hold a conference call tomorrow, Wednesday, May 4, 2011 to discuss financial and operational results of the first quarter ended March 31, 2011 as follows:

Time: 8:30 AM (ET)
Dial-in numbers: (866) 644-4654 (U.S. and Canada) or (706) 643-1203
Conference ID#: 62458315

Live webcast: www.pdi-inc.com, under "Investor Relations"

The teleconference replay will be available three hours after completion through May 8, 2011 at (800) 642-1687 (U.S. and Canada) or (706) 645-9291. The replay pass code is 62458315. The archived web cast will be available for one year.

About PDI, Inc.
PDI, with its interactive digital agency Group DCA, is a leading provider of integrated multichannel promotional outsource services to established and emerging health care companies. The company is dedicated to enhancing engagement with health care practitioners and optimizing commercial investments for its clients by providing strategic flexibility, innovative multichannel promotional solutions, and sales and marketing expertise. For more information, please visit the company's website at http://www.pdi-inc.com.

(1) Apple is a registered trademark of Apple Inc.
(2) Android is a trademark of Google Inc.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. For example, with respect to statements regarding projections of future revenues, growth and profitability, actual results may differ materially from those set forth in this release based on the loss, early termination or significant reduction of any of our existing service contracts, the failure to meet performance goals in PDI's incentive-based arrangements with customers or the inability to secure additional business. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2010, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

(Tables to Follow)

PDI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Revenue, net	$46,102	$31,132
Cost of services	37,115	24,648
Gross profit	8,987	6,484

Compensation expense	5,998	4,436
Other selling, general and administrative expenses	4,509	3,565
Total operating expenses	10,507	8,001
Operating loss	(1,520)	(1,517)
Other (expense) income, net	(59)	65
Loss from continuing operations before
income tax	(1,579)	(1,452)
(Benefit) provision for income tax	(1,043)	66
Loss from continuing operations	(536)	(1,518)
Loss from discontinued operations, net of tax	(14)	(181)

Net loss	$(550)	$(1,699)

Basic loss per share of common stock:
From continuing operations	$(0.04)	$(0.11)
From discontinued operations	-	(0.01)
Net loss per basic share of common stock	$(0.04)	$(0.12)

Diluted loss per share of common stock:
From continuing operations	$(0.04)	$(0.11)
From discontinued operations	-	(0.01)
Net loss per diluted share of common stock	$(0.04)	$(0.12)

Weighted average number of common shares and
common share equivalents outstanding:
Basic	14,469	14,259
Diluted	14,469	14,259

Segment Data (Unaudited)
($ in thousands)

	Sales	Marketing
	Services	Services	Consolidated
Three months ended March 31, 2011:
Revenue, net	$42,355	$3,747	$46,102
Gross profit	$8,777	$210	$8,987
Gross profit %	20.7%	5.6%	19.5%
Three months ended March 31, 2010:
Revenue, net	$28,318	$2,814	$31,132
Gross profit	$5,475	$1,009	$6,484
Gross profit %	19.3%	35.9%	20.8%

Selected Balance Sheet Data (Unaudited)
(in thousands)
	March 31,	December 31,
	2011	2010

Cash and cash equivalents	$64,329	$62,711

Total current assets	$79,127	$80,652
Total current liabilities	42,053	43,328
Working capital	$37,074	$37,324

Total assets	$121,711	$124,389
Total liabilities	$52,027	$54,876
Total stockholders' equity	$69,684	$69,513

Selected Cash Flow Data (Unaudited)
(in thousands)
	March 31,
	2011	2010

Net loss	$(550)	$(1,699)
Non-cash items	1,619	781
Net change in assets and liabilities	686	1,852
Net cash provided by operations	$1,755	$934

Change in cash and cash equivalents	$1,618	$228